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                                                                   EXHIBIT 99.2

                                 INTRAWARE, INC.

                               DISCLOSURE SCHEDULE

                             AS OF JANUARY 12, 2001

       Pursuant to Section 3 of the Preferred Stock and Warrant Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of January 12, 2001, Intraware, Inc. ("INTRAWARE" or the "COMPANY") hereby delivers this Disclosure Schedule to the representations and warranties of Intraware given in the Purchase Agreement. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

3(d)   NO CONFLICTS.

       The Company is in the process of redeeming all of its Series A, Series B and Series C Preferred Stock (the "PREVIOUS PREFERRED STOCK") issued pursuant to the Company's certificates of designations filed with the Delaware Secretary of State on June 30, 2000 (the "PREVIOUS CERTIFICATES"). In addition, the Company is amending certain of the agreements (the "PREVIOUS PREFERRED AGREEMENTS") it has entered into with the holders of the Previous Preferred Stock. Unless and until the Company has redeemed all shares of its Previous Preferred Stock, filed a certificate of elimination with the Delaware Secretary of State to eliminate the Previous Certificates and amended the Previous Preferred Agreements, the closing of the transactions contemplated by the Purchase Agreement (and the performance of the Company's obligations thereunder) will conflict with the Previous Certificates and the Previous Preferred Agreements.